Exhibit 10.78
FIRST AMENDMENT
TO LEASE
     THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of this 11th day of July, 2006 by and between Grand Canal Shops II, LLC, a Delaware limited liability company (“Landlord”), and Venetian Casino Resort, LLC , a Nevada limited liability company (“Tenant”) (the foregoing parties are collectively the “Parties” and each is a “Party”).
R E C I T A L S
     A. The Parties have entered into that Lease, dated as of May 17, 2004, with respect to space number 1158 located in the Grand Canal Shoppes in the Venetian Casino Resort (the “Lease”).
     B. The Parties desire to amend the Lease as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree effective as of January 1, 2007:
     1. Fixed Minimum Rent as set forth in Article 1, Section 1.0(g) shall be modified as follows:
     During the period commencing on January 1, 2007 and continuing through the last day of the fifth Lease Year, the Fixed Minimum Rent shall be Three Million, Five Hundred Thousand Dollars ($3,500,000.00) per annum.
     Commencing on the first day of the sixth Lease Year, and on the first day every fifth Lease Year thereafter, annual Fixed Minimum Rent shall be increased to an amount equal to one hundred five percent (105%) of the annual Fixed Minimum Rent payable during the immediately preceding Lease Year.
     2. Except as amended hereby, the Lease shall remain unmodified and in full force and effect.
     3. This Amendment and the Lease shall be considered, for all intents and purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, prevail. If any provision of this Amendment or the application thereof to any person or circumstance is or becomes illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.
     4. Each provision of the Lease and this Amendment shall extend to and shall bind and inure to the benefit of Landlord and Tenant, their respective heirs, legal representatives, successors and assigns. Tenant hereby warrants and certifies to Landlord that: (i) Tenant is duly organized and in good standing under the laws of the State of Nevada; (ii) Tenant is authorized to do business in the State of Nevada and to execute and deliver this Amendment; and (iii) the person executing this Amendment is authorized and empowered to bind the corporation to the terms of this Amendment by his or her signature hereto.

TENANT:		LANDLORD:

VENETIAN CASINO RESORT, LLC a Nevada limited liability company		GRAND CANAL SHOPS II, LLC a Delaware limited liability company

By:	Las Vegas Sands, LLC, a Nevada Liability Company, its sole manager	/s/

Authorized Officer

/s/ Robert G. Goldstein

President
If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Amendment must be executed by the President or Vice-President and the Secretary or Assistant Secretary, unless the bylaws or a resolution of the board of directors shall provide otherwise, in which case, the bylaws or a certified copy of the resolution must be attached to this Amendment. The appropriate corporate seal must also be affixed.

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